Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 28, 2024 relating to the consolidated financial statements of Nextracker Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2024.

/s/ DELOITTE & TOUCHE LLP

November 1, 2024
San Jose, California